RAIT Investment Trust Announces Third Quarter 2005 Earnings

PHILADELPHIA, PA — November 3, 2005 — RAIT Investment Trust (“RAIT”) (NYSE: RAS)

Financial Highlights

•	Net income available to common shareholders for the nine months ended September 30, 2005 increased 11.7% over the nine months ended September 30, 2004

•	Total assets at September 30, 2005 increased 22.0% from total assets at December 31, 2004

RAIT reported net income available to common shareholders for the three months ended September 30, 2005 of $16.8 million, or net income per common share diluted of $0.65 based on 26.1 million weighted average common shares diluted, as compared to net income available to common shareholders of $16.2 million, or net income per common share diluted of $0.63 based on 25.7 million weighted average common shares diluted, for the three months ended September 30, 2004. Total revenues for the three months ended September 30, 2005 were $31.5 million as compared to $25.4 million for the three months ended September 30, 2004.

RAIT reported net income available to common shareholders for the nine months ended September 30, 2005 of $49.9 million, or net income per common share diluted of $1.93 based on 25.9 million weighted average common shares diluted, as compared to net income available to common shareholders of $44.7 million, or net income per common share diluted of $1.84 based on 24.2 million weighted average common shares diluted, for the nine months ended September 30, 2004. Total revenues for the nine months ended September 30, 2005 were $91.2 million as compared to $71.6 million for the nine months ended September 30, 2004.

Balance Sheet Summary
At September 30, 2005, RAIT’s total assets were $890.1 million (including $647.3 million of real estate loans, net, $42.0 million of unconsolidated real estate interests and $138.0 million of consolidated real estate interests). At December 31, 2004, RAIT’s total assets were $729.5 million (including $491.3 million of real estate loans, net, $44.0 million of unconsolidated real estate interests and $136.5 million of consolidated real estate interests). At September 30, 2005, RAIT’s indebtedness secured by real estate (the sum of senior indebtedness relating to loans and long-term debt secured by consolidated real estate interests) was $218.5 million, and there was a $25.5 million aggregate balance outstanding under RAIT’s secured lines of credit. At December 31, 2004, RAIT’s indebtedness secured by real estate was $114.7 million, and there was a $49.0 million aggregate balance outstanding under RAIT’s secured lines of credit. RAIT’s total shareholders’ equity was $608.0 million at September 30, 2005 and $541.7 million at December 31, 2004. Total common shares outstanding were 27,887,818 at September 30, 2005 and 25,579,948 at December 31, 2004.

Dividend Summary
On October 17, 2005, RAIT paid a third quarter dividend of $0.61 per common share to shareholders of record on September 12, 2005. Including this third quarter dividend, RAIT has declared a regular quarterly cash dividend of at least $0.60 per common share during each of the past thirteen quarters. On September 30, 2005, RAIT paid a third quarter dividend of $0.484375 per preferred share relating to RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares and a third quarter dividend of $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares to shareholders of record on September 1, 2005.

Conference Call Webcast
Interested parties can access the LIVE webcast of RAIT’s Quarterly Earnings Conference Call at 10:00 AM EST on Friday, November 4, 2005 by clicking on the Webcast link on RAIT’s homepage at www.raitinvestmenttrust.com. For those who are not available to listen to the live broadcast, the replay of the webcast will be available following the live call on RAIT’s investor relations website and telephonically until Thursday, November 11, 2005 by dialing 888-286-8010, access code 98696390.

About RAIT Investment Trust
RAIT Investment Trust (NYSE:RAS), a real estate investment trust, is a specialty finance company focused on the commercial real estate industry. RAIT provides structured financing to owners of real estate, including senior and mezzanine lending and preferred equity investments. RAIT also acquires real estate for its own account. For more information, please visit www.raitinvestmenttrust.com or call Investor Relations at 215-861-7900. If you would like to be added to RAIT’s distribution list to receive news, updates and announcements, please visit www.raitinvestmenttrust.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding RAIT Investment Trust’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For discussion of such risks and uncertainties, which could cause actual results to differ materially from those contained in the forward looking statement, see RAIT’s filings with the Securities and Exchange Commission, including Registration Statement No. 333-103618 under the section entitled “Risk Factors” and the Form 10-K for the year ended December 31, 2004. RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein.

RAIT Investment Trust Contact
Andres Viroslav
215-861-7923
aviroslav@raitinvestmenttrust.com

RAIT INVESTMENT TRUST
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2005	2004	2005	2004
REVENUES
Interest income	$20,863,923	$15,064,880	$59,474,075	$43,524,748
Rental income	8,344,090	7,426,344	23,244,167	20,134,696
Fee income and other	991,335	2,157,903	3,988,443	5,224,530
Investment income	1,316,041	740,616	4,496,449	2,696,003

Total revenues	31,515,389	25,389,743	91,203,134	71,579,977
COSTS AND EXPENSES
Interest	4,702,584	2,266,206	11,713,554	7,325,645
Property operating expenses	3,986,783	3,562,837	11,823,256	10,012,557
Salaries and related benefits	1,369,636	927,537	3,864,191	3,473,951
General and administrative	923,192	736,301	3,043,032	3,463,995
Depreciation and amortization	1,180,548	853,628	3,292,618	2,714,428

Total costs and expenses	12,162,743	8,346,509	33,736,651	26,990,576
Net income before minority interest	$19,352,646	$17,043,234	$57,466,483	$44,589,401
Minority interest	(7,209)	554	(22,464)	(17,674)

Net income before gain on sale of consolidated real estate interest and gain on involuntary conversion	$19,345,437	$17,043,788	$57,444,019	$44,571,727
Gain on sale of consolidated real estate interest	—	—	—	2,402,639
Gain on involuntary conversion	—	500,000	—	500,000

Net income	$19,345,437	$17,543,788	$57,444,019	$47,474,366

Dividends attributed to preferred shares	2,518,955	1,336,875	7,556,865	2,823,750
Net income available to common shareholders	$16,826,482	$16,206,913	$49,887,154	$44,650,616

Net income per common share basic	$0.65	$0.64	$1.94	$1.86

Weighted average common shares basic	25,851,996	25,506,847	25,676,547	24,020,131
Net income per common share diluted	$0.65	$0.63	$1.93	$1.84

Weighted average common shares diluted	26,061,219	25,691,118	25,864,273	24,202,533

RAIT INVESTMENT TRUST
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2005
	(unaudited)	December 31, 2004
ASSETS
Cash and cash equivalents	$12,456,104	$13,331,373
Restricted cash	20,793,261	22,947,888
Tenant escrows	165,470	211,905
Accrued interest receivable	15,161,250	9,728,674
Real estate loans, net	647,276,808	491,281,473
Unconsolidated real estate interests	41,968,503	44,016,457
Consolidated real estate interests	137,971,468	136,487,247
Furniture, fixtures and equipment, net	576,935	639,582
Prepaid expenses and other assets	12,857,123	9,966,722
Goodwill	887,143	887,143

Total assets	$890,114,065	$729,498,464

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Accounts payable and accrued liabilities	$4,105,821	$4,410,101
Accrued interest payable	574,487	480,168
Tenant security deposits	335,025	364,508
Borrowers’ escrows	17,014,023	18,326,863
Dividends payable	15,620,342	—
Senior indebtedness relating to loans	155,866,678	51,305,120
Long-term debt secured by consolidated real estate interests	62,629,445	63,424,199
Secured lines of credit	25,524,447	49,000,000

Total liabilities	$281,670,268	$187,310,959
Minority interest	458,988	477,564

Shareholders’ equity:
Preferred shares, $.01 par value; 25,000,000 shares authorized;
7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share; 2,760,000 issued and outstanding	27,600	27,600
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share; 2,258,300 issued and outstanding	22,583	22,583
Common shares, $.01 par value; 200,000,000 shares authorized; 27,887,818 and 25,579,948 shares, respectively, issued and outstanding	278,878	255,799
Additional paid-in-capital	602,942,373	540,627,203
Retained earnings	5,201,868	1,900,274
Loans for stock options exercised	(265,963)	(506,302)
Deferred compensation	(222,530)	(617,216)

Total shareholders’ equity	607,984,809	541,709,941

Total liabilities and shareholders’ equity	$890,114,065	$729,498,464